Exhibit 32.2
Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Financial Officer of American Financial Realty Trust (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10-Q of the Company for the three months ended September 30, 2006 filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID J. NETTINA

David J. Nettina
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

November 9, 2006

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